UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TENET HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	95-2557091 (I.R.S. Employer Identification No.)

13737 Noel Road Dallas, TX 75240 (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-118751

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
9.875% Senior Notes due 2014	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

This Registration Statement (the “Registration Statement”) relates to the registration with the Securities and Exchange Commission (the “Commission”) of $1,000,000,000 aggregate principal amount of 9.875 % Senior Notes due 2014 (the “Notes”) of Tenet Healthcare Corporation, a Nevada corporation (“Tenet” or the “Registrant”), which Notes are being issued by Tenet in connection with an exchange offer (the “Exchange Offer”) described in a prospectus incorporated into Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 (No. 333-118751) (the “S-4 Registration Statement”) filed with the Commission on January 28, 2005.  The descriptions of the Notes to be registered hereunder are set forth under the caption “DESCRIPTION OF NEW NOTES” in the S-4 Registration Statement and are hereby incorporated herein by reference.

The form of prospectus incorporated in the S-4 Registration Statement shall be deemed to be incorporated by reference in this Registration Statement.

Item 2.    Exhibits

Instruments Defining the Rights of Security Holders

The Notes are to be registered on the New York Stock Exchange (the “NYSE”), the exchange on which other securities of the Registrant are currently registered. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.

2.1

Amended and Restated Articles of Incorporated of the Registrant, as amended and restated July 23, 2003 (Incorporated by reference to Exhibit 3(a) to Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, filed August 8, 2003)

2.2

Amended and Restated Bylaws of the Registrant, as amended and restated November 6, 2003 (Incorporated by reference to Exhibit 3(b) to Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, filed November 10, 2003)

2.2

Indenture, dated as of November 6, 2001, between the Registrant and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2003)

2.3

First Supplemental Indenture, dated as of November 6, 2001, between the Registrant and The Bank of New York, as Trustee, relating to 5 3/8% Senior Notes due 2006 (Incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001)

2.4

Second Supplemental Indenture, dated as of November 6, 2001, between the Registrant and The Bank of New York, as Trustee, relating to 6 3/8% Senior Notes due 2011 (Incorporated by reference to Exhibit 4.3 to Registrant’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001)

2.5

Third Supplemental Indenture, dated as of November 6, 2001, between the Registrant and The Bank of New York, as Trustee, relating to 6 7/8% Senior Notes due 2031 (Incorporated by reference to Exhibit 4.4 to Registrant’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001)

2.6

Fourth Supplemental Indenture, dated as of March 7, 2002, between the Registrant and The Bank of New York, as Trustee, relating to 6 1/2% Senior Notes due 2012 (Incorporated by reference to Exhibit 4.3 to Registrant’s Current Report on Form 8-K, dated and filed March 7, 2002)

2.7

Fifth Supplemental Indenture, dated as of June 25, 2002, between the Registrant and The Bank of New York, as Trustee, relating to 5% Senior Notes due 2007 (Incorporated by reference to Exhibit 4.3 to Registrant’s Current Report on Form 8-K, dated and filed June 25, 2002)

2.8

Sixth Supplemental Indenture, dated as of January 28, 2003, between the Registrant and The Bank of New York, as Trustee, relating to 7 3/8% Senior Notes due 2013 (Incorporated by reference to Exhibit 4.3 to Registrant’s Current Report on Form 8-K, dated January 28, 2003 and filed January 31, 2003)

2.9

Seventh Supplemental Indenture, dated as of June 18, 2004, between the Registrant and The Bank of New York, as Trustee, relating to 9.875% Senior Notes due 2014 (Incorporated by reference to Exhibit 4(a) to Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed August 3, 2004)

SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by he undersigned, thereto duly authorized.

Date: February 24, 2005	TENET HEALTHCARE CORPORATION

	By:	/s/ Stephen D. Farber
Name: Stephen D. Farber
Title: Chief Financial Officer